EXHIBIT 4

form of call option

September 3, 2020

GAOLING FUND, L.P.

and

YHG INVESTMENT, L.P.

(collectively, the “Purchasers”, each a “Purchaser”)

Re: Call Option Right

Ladies and Gentlemen,

This letter (the “Letter”) sets forth terms and conditions in connection with certain call option rights to purchase from the undersigned (collectively, the “Grantors”) certain number of ordinary shares of I-Mab (the “Company”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, par value of US$0.0001 per share (the “Shares”) granted by the Grantors to the Purchasers as follows:

1.                   Call Options.

(a)                Initial Call Option. The Purchasers shall jointly have the right (the “Initial Call Option”) to purchase from the Grantors, jointly, up to such number of Shares set forth opposite the Purchasers’ names in Schedule A hereto for such Initial Call Option at the purchase price per share equivalent to US$45.00 per American depositary shares (the “ADS”) (the “Exercise Price”), as may be adjusted pursuant hereto, prior to the expiration of the Initial Exercise Period (as defined below). As of the date of this Letter, ten (10) ADSs represent twenty-three (23) Shares, and if such ratio changes, the Exercise Price shall be proportionately adjusted. The Initial Call Option may be exercisable, in whole or in part and from time to time, on or after the date when such Purchaser will be registered as a shareholder of the Company on the register of members of the Company (the “Initial Exercise Period Start Date”) and prior to the one-year anniversary of such Initial Exercise Period Start Date (the “Initial Exercise Period”). The Initial Call Option shall be and become void and of no value and shall terminate and no longer be outstanding if and to the extent not exercised prior to the expiry of the Initial Exercise Period.

(b)                Subsequent Call Option. The Purchasers shall jointly have the right (the “Subsequent Call Option”, and together with the Initial Call Option, the “Call Options” and each a “Call Option”) to purchase from the Grantors, jointly, up to such number of Shares set forth opposite the Purchasers’ names in Schedule A hereto for such Subsequent Call Option at the purchase price per share equivalent to the Exercise Price, as may be adjusted pursuant hereto, prior to the expiration of the Subsequent Exercise Period (as defined below). The Subsequent Call Option may be exercisable, in whole or in part and from time to time, on or after the date that is the earlier of (i) the date when the Purchasers purchase additional Shares directly from the Company via private placement(s) following the Initial Exercise Period Start Date and (ii) the date that is 120 days after the date hereof, unless as otherwise mutually agreed by the parties hereto, and prior to the one-year anniversary of such date (the

“Subsequent Exercise Period”, together with the Initial Exercise Period, the “Exercise Period”). The Subsequent Call Option shall be and become void and of no value and shall terminate and no longer be outstanding if and to the extent not exercised prior to the expiry of the Subsequent Exercise Period.

2.                   Exercise of the Call Options.

(a)                Exercise. Each Call Option may be exercised at the election of the Purchasers jointly, in whole or in part and from time to time, in accordance with Section 1, by: (A) the tender to the Grantors at the address set forth in Section 7(d) herein of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Purchasers; and (B) the full payment to the Grantors of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased upon exercise of such Call Option, in immediately available funds in accordance with the written wire instruction delivered by the Grantors to the Purchasers within three (3) business days upon receipt of such Notice of Exercise. In the event that any Call Option is exercised in part and has not expired, the number of Shares that are purchased by the Purchasers upon such exercise shall be excluded from the number of outstanding Shares that remains to be purchasable upon exercise of such Call Option.

(b)                Share Certificates. Each Call Option shall be deemed to have been exercised and the Shares to be transferred upon such exercise shall be deemed to have been transferred immediately prior to the close of business on the date such Call Option is exercised in accordance with its terms, and the person entitled to receive the Shares to be transferred upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Grantors shall duly execute an instrument of transfer dated as of such date for that number of Shares to be transferred upon such exercise to effectuate such transfer and sale, and have the Company or the registered agent of the Company delivered to the person or persons entitled to receive the same (i) a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of Shares being transferred upon such exercise and (ii) a scan copy of an extract of the register of members of the Company reflecting each Purchaser’s ownership of the Shares, duly certified by the registered agent or a director of the Company.

(c)                No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be transferred upon the exercise of each Call Option. In lieu of such fractional Share to which the Purchaser would otherwise be entitled, the Grantors shall deduct from the proceeds being paid by the Purchasers to the Grantors an amount equal to the Exercise Price multiplied by such fraction.

(d)                Shares. Each Grantor represents and agrees that (i) each Grantor will be the sole beneficial and record owner of the corresponding portion of Shares subject to the Call Options upon exercise of relevant options under the Company Share Plans (as defined below), and will be entitled to sell and transfer the full legal and beneficial ownership in such Shares to the Purchasers, free and clear of all and any pledge, lien, security interest, transfer restriction, encumbrance, claim or equitable interest; and (ii) upon the update of the register of members of the Company on the date of exercise, each Purchaser will have valid title to the applicable Shares, and such Shares will be duly and validly issued, fully paid and non-assessable, in each case of (i) and (ii) other than such obligations created pursuant to this Letter or with respect to applicable laws and regulations. Each Grantor further represents and agrees that the Shares subject to the Call Options shall have been issued to such Grantor under an effective registration statement on Form S-8 upon exercise of such options.

(e)                No Setoff. To the extent permitted by law, the obligations of the Grantors to transfer and deliver Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Purchasers to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Purchasers or any other person or entity of any obligation to the Grantors or any violation or alleged violation of law by the Purchasers or any other person or entity, and irrespective of any other circumstance that might otherwise limit the obligation of the Grantors to the Purchasers in connection with the transfer of Shares. Nothing herein shall limit the Purchasers’ right to pursue any other remedies available to them hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the failure of the Grantors to timely deliver certificates representing Shares upon exercise of the Call Options as required pursuant to the terms hereof.

(f)     Tax. Each Grantor agrees to be responsible for the payment of any and all income, transfer and other taxes, filing and recording fees and similar charges imposed on such Grantor under applicable laws relating to the transactions contemplated herein.

3.                   Representations and Warranties; Covenants.

(a)                Representations and Warranties of the Grantors. Each Grantor represents and warrants, with respect to himself or herself, to the Purchasers as of the date hereof as follows:

(i)            Authorization; Enforcement; Validity. Such Grantor has the full capacity and power to enter into this Letter pursuant hereto and to consummate the transactions contemplated herein. This Letter has been duly executed and delivered by such Grantor, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Such Grantor is not insolvent.

(ii)            No Conflicts. The execution, delivery and performance by such Grantor of this Letter and the consummation by such Grantor of the transactions contemplated hereby will not (x) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract or agreement to which such Grantor is a party, or (y) result in a violation of any law applicable to such Grantor, except in each case, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have a material adverse effect on the ability of such Grantor to perform his or her obligations hereunder.

(iii)            Consents. In connection with the entering into and performance of this Letter, such Grantor is not required to obtain any consent, authorization or order of, or make any filing or registration with, (x) any governmental authority or the Company in order for him or her to execute, deliver or perform any of his or her obligations under or contemplated hereby, except any filing or report required to be made with or submitted to the SEC or the State Administration of Foreign Exchange of the PRC, or (y) any third party pursuant to any material agreement, indenture or instrument to which such Grantor is a party, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained.

(iv)            Compliance. Each Grantor has complied with all procedures and requirements necessary to validly transfer all of the Shares subject to the Call Options to the Purchasers hereunder pursuant to and in accordance with the Company’s organizational or constitutional documents, the Company’s Second Amended and Restated 2017 Employee Stock Option Plan, as amended, the Company’s Second Amended and Restated 2018 Employee Stock Option Plan, as amended, the Company’s 2019 Share Incentive Plan, as amended, the Company’s 2020 Share Incentive Plan, as amended (collectively, the “Company Share Plans”), such Grantor’s stock option offer letter, or otherwise, as applicable, and that such Grantor has received all consents or waivers necessary to transfer the Shares subject to the Call Options to the Purchasers and that such transfer is not subject to any right of first refusal, preemptive, tag-along or drag-along right or other comparable obligations or restrictions that have not been waived or will not be waived prior to the consummation of transactions under this Letter.

(v)            Capitalization; No Transfer. As of the date of this Letter, the Grantors are collectively entitled to such number of Shares issued or issuable upon exercise of the outstanding vested and exercisable options granted to them under the Company Share Plans that are not less than the number of Shares subject to the Call Options hereunder. During the period from the date hereof until the expiry of the applicable Exercise Period, the Grantors agree not to assign, hypothecate, donate, encumber or otherwise dispose of such applicable Shares or vested and exercisable options, and shall collectively beneficially own and retain such number of Shares or vested and exercisable options that is no less than the number of Shares subject to the applicable Call Options hereunder.

(vi)            Transfer for Own Account. Such Grantor is transferring the Shares for such Grantor’s own account only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). No portion of the Exercise Price will be received indirectly by the Company.

(vii)            No General Solicitation. At no time has such Grantor presented any Purchaser with or solicited any Purchaser through any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the transfer.

(viii)            Sophisticated Seller. Each Grantor (i) is able to evaluate the risks and benefits of the transactions contemplated hereunder, (ii) has adequate information to make an informed decision regarding the sale of the Shares, and (iii) has independently and without reliance upon any Purchaser, and based on such information and the advice of such advisors as such Grantor has deemed appropriate, made his or her own analysis and decision to enter into this Letter. Each Grantor acknowledges that none of the Purchaser nor any of their Affiliates or agents are acting as a fiduciary or financial or investment adviser to such Grantor, and that none of the Purchasers nor any of their Affiliates or agents has. For purpose of this Letter, “Affiliate” means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, including, without limitation, any general partner, managing member, officer, director or trustee of such person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such person.

(ix)            Brokers and Finders. None of such Grantor nor any of his or her Affiliates is a party to any agreement, arrangement or understanding with any person or entity that would give rise to any valid right, interest or claim against or upon such Grantor or the Purchasers for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated by this Letter.

(b)                Representations and Warranties of the Purchasers. Each Purchaser represents and warrants, with respect to itself, to the Grantors as of the date hereof as follows:

(i)            Organization. Such Purchaser is duly formed, validly existing and in good standing under the laws of the Cayman Islands. Such Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(ii)            Authorization; Enforcement; Validity. Such Purchaser has the requisite power and authority to execute and deliver this Letter and perform its obligations hereunder. The execution, delivery and performance of this Letter and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite company action by such Purchaser and no other actions or proceedings on the part of such Purchaser is necessary to authorize the execution and delivery by it of this Letter, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Letter. This Letter has been duly executed and delivered by such Purchaser, and, assuming the due authorization, execution and delivery by the Grantors, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii)            No Conflicts. The execution, delivery and performance by such Purchaser of this Letter and the consummation by such Purchaser of the transactions contemplated hereby will not (x) result in a violation of the organizational or constitutional documents of such Purchaser, (y) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract to which such Purchaser is a party, or (z) result in a violation of any law applicable to such Purchaser, except in the case of clauses (y) and (z) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(iv)            Consents. In connection with the entering into and performance of this Letter, such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, (x) any governmental authority in order for it to execute, deliver or perform any of its obligations under or contemplated hereby, except any filing or report required to be made with or submitted to the SEC (including a report of beneficial ownership on Schedule 13D or Schedule 13G, a report of Section 13(f) securities holding on Form 13-F, and any amendment thereto) or (y) any third party pursuant to any material agreement, indenture or instrument to which such Purchaser is a party, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained.

(v)            Brokers and Finders. None of such Purchaser nor any of its Affiliates is a party to any agreement, arrangement or understanding with any person or entity that would give rise to any valid right, interest or claim against or upon the Purchasers or the Grantors for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated by this Letter.

(c)                Registration Rights. The Grantors shall use their commercial reasonable efforts to cause the Company to include the Shares purchased by the Purchasers upon exercise of the Call Options hereunder in an effective registration statement in accordance with the provisions of the Securities Act, for sale, resale or other disposition of such Shares.

(d)                ADS Conversion. Upon joint written request by the Purchasers, the Grantors shall cause the Company to provide reasonable assistance to the Purchasers in the sale, resale or other disposition of the Shares transferred from the Grantors to the Purchasers after the exercise of a Call Option, including the conversion of such Shares into freely tradeable ADSs, subject to the rules and regulations of the Securities Act, including using commercially reasonable efforts to cause the Company to: (i) request its counsel to submit a request, and if requested, an opinion, to the Company’s depositary, the corporate registrar, and transfer agent and all other applicable parties (as applicable, collectively “Agent”) to facilitate the removal of all restrictive legends or any other forms of restrictions on such Shares and the conversion of such Shares into freely tradeable ADSs, subject to the rules and regulations of the Securities Act, and (ii) provide conversion approvals and instructions to the Agent and all other applicable parties (as applicable).

(e)                Use of Purchasers’ Name or Logo. Notwithstanding anything to the contrary herein, without the prior written consent of any Purchaser (regardless of whether such Purchaser then holds any Securities), each Grantor shall not, and each Grantor shall cause each of his or her Affiliates not to, use, publish or reproduce the name of such Purchaser or its Affiliates or any similar name, trademark or logo in any of their marketing, advertising or promotion materials governmental or regulatory filings or otherwise for any marketing, advertising, promotional or filing purposes.

4.                   Transfer Restrictions; Compliance with Securities Laws. By acceptance of this Letter, each Purchaser agrees to comply with the following:

(a)                Transfer Restrictions. The Call Options may not be transferred or assigned in whole or in part without the prior written consent of the Grantors, and any attempt by the Purchasers to transfer or assign any rights, duties or obligations that arise under this Letter without such permission shall be void; provided, however, that the Purchasers may assign the Call Options to an Affiliate of any of the Purchasers without the prior written consent of the Grantors. Any transfer of the Call Options or the Shares being transferred upon exercise hereof (the “Securities”), must be in compliance with all applicable federal and state securities Laws. Each Purchaser agrees not to make any sale, assignment, transfer or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until (i) pursuant to an effective registration statement under the Securities Act, or (ii) in a public sale in accordance with Rule 144 under the Securities Act, or (iii) otherwise permited under applicable securities laws.

(b)                Investment Representation Statement. Unless the Call Options are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Call Options were exercised, it shall be a condition to any exercise of the rights under the Call Options that the Purchaser shall have confirmed to the reasonable satisfaction of the Grantors in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for such Purchaser’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Purchaser shall have confirmed such other matters related thereto as may be reasonably requested by the Grantors.

(c)                Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Letter) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE

OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER or of any interest in any of the securities represented hereby.

(d)                Removal of Legend. The legend referring to federal and state securities laws identified in Section 4(c) notated on any certificate evidencing the Shares and the share transfer instructions and record notations with respect to such Securities shall be removed if (i) such Securities are registered under the Securities Act, or (ii) if so requested by the Company, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Securities may be made without registration, qualification or legend.

(e)                No Transfers to Bad Actors; Notice of Bad Actor Status. Except in the case of a public sale pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act, each Purchaser agrees not to sell, assign, transfer, pledge or otherwise dispose of any Securities, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those Securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. As long as it remains a holder of the Call Options, the Purchasers will promptly notify the Company in writing if any Purchaser becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(f)                 Exceptions. Notwithstanding anything to the contrary herein, each Purchaser and its Affiliate may directly or indirectly, place any charge, mortgage, lien, pledge, restrictions, security interest or other encumbrance in respect of the Shares transferred to such Purchaser upon exercise of the Call Option in connection with such Purchaser’s (or any of its Affiliates’) margin loans, collars, derivative transactions or other such downside protection transactions to be entered into on or after the date hereof by such Purchaser (or any of its Affiliates), and the beneficiary of such transaction (the “Beneficiary”) will be entitled to foreclose or enforce following default by such Purchaser or its Affiliates, including sell (or instruct its agent to sell) the Shares, provided that such Beneficiary shall be bound by such Purchaser’s obligations in this Section 4 to the same extent as if such Beneficiary were such Purchaser.

5.                   Adjustments. Subject to the expiration of the Call Options, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)                Business Combination. In case of the approval of any shareholders of the Company shall be required in connection with any reclassification of the Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the

Company, or any compulsory share exchange whereby the Shares are converted into other securities, cash or property, the Purchasers’ right to receive the Shares to be transferred upon exercise hereof shall be converted into the right to exercise the Call Options to acquire the number of shares or other securities or property (including cash) which the Shares to be transferred (at the time of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange) upon exercise hereof immediately prior to such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange would have been entitled to receive upon consummation of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Purchasers shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Purchasers’ right to exercise the Call Options in exchange for any shares or other securities or property pursuant to this Section 5(a). If and to the extent that the holders of Shares have the right to elect the kind or amount of consideration receivable upon consummation of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange, then the consideration that the Purchasers shall be entitled to receive upon exercise of the Call Options shall be specified by the Purchasers, which specification shall be made by the Purchasers by the later of (i) ten (10) business days after the Purchasers are provided with a final version of all material information concerning such choice as is provided to the holders of Shares, and (ii) the last time at which the holders of Shares are permitted to make their specifications known to the Company; provided, however, that if the Purchasers fail to make any specification within such time period, the Purchasers’ choice shall be deemed to be whatever choice is made by a plurality of all holders of Shares that are not affiliated with the Company (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange, all references to “Shares” herein shall be deemed to refer to the consideration to which the Purchasers are entitled pursuant to this Section 5(a).

(b)                Reclassification of Shares. If the Shares to be transferred upon exercise hereof are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Purchasers would otherwise have been entitled to receive, the Purchasers shall have the right thereafter to exercise the Call Options for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of the Call Options immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)                Subdivisions and Combinations. In the event that the outstanding Shares are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares to be transferred upon exercise hereof immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding Shares are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares to be transferred upon exercise hereof immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)                Notice of Adjustments. Upon any adjustment in accordance with this Section 5, the Grantors shall give notice thereof to the Purchasers, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under the Call Options, setting forth in reasonable detail the method of calculation of each. The Grantors shall, upon the written request of any Purchaser, furnish or cause to be furnished to such Purchaser a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of the Call Options.

6.                   No Rights as a Shareholder. Nothing contained herein shall entitle the Purchasers to any rights as a shareholder of the Company or to be deemed the holder of any securities that may at any time be transferred to it upon exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Purchasers, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a shareholder of the Company until the rights under the Call Options shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

7.                   Miscellaneous.

(a)                The Grantors. The Grantors and the Purchasers agree that (A) the obligations of transfer and sale of Shares by the Grantors to the Purchasers upon exercise of the Call Options shall be jointly performed by the Grantors, and the Grantors shall have the sole discretion to determine their internal allocation of Shares under the Call Options, and (B) the proceeds received by each Grantor herein shall be the amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being sold and transferred by such Grantor to the Purchasers upon exercise of the Call Options.

(b)                Amendments. Except as expressly provided herein, neither this Letter nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Letter and signed by the Purchasers and the Grantors. Any amendment, waiver, discharge or termination effected in accordance with this Section 7(b) shall be binding upon each Purchaser, each future holder of such Call Options and the Grantors.

(c)                Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(d)                Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Letter must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; or (b) one (1) business day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next business day, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Grantors:

Address:	Suite 802, West Tower, OmniVision, 88 Shangke Road, Pudong District, Shanghai, 201210, People’s Republic of China
Telephone:	+86 21-6057-8000
Email:	jielun.zhu@i-mabbiopharma.com
Attention:	Jielun Zhu with a copy to Jingwu Zhang Zang, Joan Huaqiong Shen, Zheru Zhang, Lili QIan, Bingshi Guo and Zhengyi Wang

If to the Purchasers:

Address:	Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong
Email:	ahornung@hillhousecap.com with a copy to legal@hillhousecap.com
Telephone:	+852 2179-1988
Attention:	Adam Hornung

with a copy (for informational purposes only) to:

Goodwin Procter (Hong Kong) LLP

Address:	38th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong
Telephone:	+852- 3658-5300
Email:	YRana@goodwinlaw.com; chipan@goodwinlaw.com
Attention:	Yash Rana; Chi Pan

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7(d) by giving the other parties written notice of the new address in the manner set forth above.

(e)                Governing Law. This Letter shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereunder.

(f)                 Arbitration. Any dispute, controversy, difference or claim arising out of or relating to this Letter, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the HKIAC rules. The arbitration proceedings shall be conducted in English. It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

(g)                Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Letter shall be entitled to injunction to prevent breaches of this Letter and to enforce specifically the terms and provisions of this Letter without posting any bond or other undertaking.

(h)                Titles and Subtitles. The titles and subtitles used in this Letter are used for convenience only and are not to be considered in construing or interpreting this Letter. All references in this Letter to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(i)                 Severability. If any provision of this Letter becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Letter, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Letter shall be enforceable in accordance with its terms.

(j)                 Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

(k)                Rights and Obligations Survive Exercise of the Call Options. Except as otherwise provided herein, the rights and obligations of the Purchasers and the Grantors under this Letter shall survive exercise of the Call Options.

(l)                 Entire Agreement. Except as expressly set forth herein, this Letter (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Purchasers and the Grantors with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(m)              Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Letter and the consummation of the transactions contemplated hereby.

(signature page follows)

Very Truly yours,

Name: Jingwu Zhang Zang

Name: Joan Huaqiong Shen

Name: Zheru Zhang

Name: Jielun Zhu

Name: Lili Qian

Name: Bingshi Guo

Name: Zhengyi Wang

[Signature Page to Call Option Letter]

Agreed and Acknowledged,

GAOLING FUND, L.P.

By:
Name:
Title:

YHG INVESTMENT, L.P.

By:
Name:
Title:

[Signature Page to Call Option Letter]

Schedule A

Particulars of Purchasers

Name of Purchaser	Shares purchasable upon exercise of the Call Options
Initial Call Option
GAOLING FUND, L.P.	collectively, 958,341 Ordinary Shares[1]
YHG INVESTMENT, L.P.
Subsequent Call Option
GAOLING FUND, L.P.	collectively, 1,597,235 Ordinary Shares[1]
YHG INVESTMENT, L.P.

1 As may be adjusted from time to time for stock split, dividend, combination, reclassification or similar transaction or otherwise pursuant to this Letter.

Schedule A

EXHIBIT A

NOTICE OF EXERCISE

TO: The Grantors

Reference is made to the call option letter (the “Letter”) dated as of September 3, 2020 entered into between and among Jingwu Zhang Zang, Joan Huaqiong Shen, Zheru Zhang, Jielun Zhu, Lili Qian, Bingshi Guo and Zhengyi Wang (collectively, the “Grantors”), GAOLING FUND, L.P. and YHG INVESTMENT, L.P..

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the Letter:

Number of shares: _______________________________________________

Type of security: _______________________________________________

(2)	Share. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:
☐	The undersigned
☐	Other—Name: _____________________________________________

Address _____________________________________________

(3)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Exhibit A-1 of the Letter are true and correct as of the date hereof.
(4)	Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Letter as Exhibit A-1.

Exhibit A

(Print name of the Purchaser)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

Exhibit A

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:            [NAME OF PURCHASER]

THE GRANTORS:  JINGWU ZHANG ZANG, JOAN HUAQIONG SHEN, ZHERU ZHANG, JIELUN ZHU, LILI QIAN, BINGSHI GUO AND ZHENGYI WANG

SECURITIES:	THE CALL OPTIONS GRANTED BY THE GARNTORS TO THE PURCHASER ON [ ] (THE “CALL OPTIONS”) AND THE SECURITIES DELIVERED AND TRANSFERRED UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Grantors as follows:

1.                   Investment Intent. The Purchaser is acquiring the Securities for its own account [and not on behalf of any U.S. person (as defined under Regulation S promulgated under the Securities Act)] and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities. The Purchaser is not a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered as a broker-dealer.

2.                   Investment Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

3.                   Speculative Nature of Investment. The Purchaser understands and acknowledges that its investment in the Securities is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.                   Status of Purchaser. The Purchaser is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and/or (ii) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

5.                   Solicitation. The Purchaser did not contact the Grantors as a result of any general solicitation or directed selling efforts (within the meaning of Regulation S promulgated under the Securities Act).

Exhibit A-1

6.                   Offshore Transaction. The Purchaser has been advised and acknowledges that in sale and transfer of the Securities to the Purchaser pursuant to this Letter, the Grantors are relying upon the exemption from registration provided by Regulation S under the Securities Act. The Purchaser acknowledges that at the time of the exercise of the Call Options, the Purchaser was outside of the United States.

7.                   Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Grantors are relying in part upon the truth and accuracy of, and the Purchaser’s compliance with this Investment Representation Statement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. The Purchaser acknowledges that, absent an effective registration under the Securities Act, the Securities may only be offered, sold or otherwise transferred (i) to the Company or any subsidiary thereof, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

8.                   [No Public Market. The Purchaser understands and acknowledges that no public market now exists for the Call Options and that no assurances has been made that a public market will ever exist for the Call Options.]1

9.                   No “Bad Actor” Disqualification. Neither (i) the Purchaser nor (ii) any of its directors, executive officers, other officers that may serve as a director or officer of the Company is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Securities, in writing in reasonable detail to the Company.

(signature page follows)

___________________________

1 To include if the exhibit is for transfer of Call Options.

Exhibit A-1

The Investor is signing this Investment Representation Statement on the date first written above.

PURCHASER

(Print name of the Purchaser)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

Exhibit A-1